July 31st, 2007

Jesse Moser
Business Manager
Lester Feed & Grain
Lester, IA 51242

Jesse,

Pursuant to our office lease agreement dated September 13, 2006, Victory Renewable Fuels is terminating our agreement to lease our office space from Lester Feed & Grain.

The third paragraph of our contract says that the lease can be terminated with a two month notice. This written notice is to satisfy the 2 month requirement.

I will keep you informed as to when we will actually vacate the office.

For Victory Renewable Fuels

/s/ Allen L. Blauwet

Allen L. Blauwet
Board President